UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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☑	Soliciting Material Pursuant to §240.14a-12

TXU Corp.

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Additional Information and Where to Find It
In connection with the proposed merger of TXU Corp. (the “Company”) with Texas Energy Future Merger Sub Corp., a wholly-owned subsidiary of Texas Energy Future Holdings Limited Partnership (the “Merger”), the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Corporate Secretary, TXU Corp., Energy Plaza, 1601 Bryan, Dallas, Texas 75201, telephone: (214) 812-4600, or from the Company’s website, http:www.txucorp.com.
Participants in the Solicitation
The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Shareholders, which was filed with the SEC on April 5, 2006. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.
TXU LIVE AND ONLINE
What will Apollo employees do now that the coal plants are not being built?
A sizeable portion of the program continues, with three plants to build and the retrofit work at existing plants. The vast majority of the team will be deployed to that work. Of course, there is also much to do to unwind some of the work done for the reference plants and other sites, and a number of people will focus on that work.
You discussed the impacts to Retail/Wholesale, DevCo, Electric Delivery and Power, but how will the merger impact corporate Business Services and its employees?
First of all, this transaction has not closed. Business Services is an important part of achieving our objectives today and post-transaction. With the new structure of three businesses, we expect some of the services currently performed by Business Services to be moved to the businesses. As such, there will be a project undertaken by HR and business leadership to determine the right structure for each business and then properly assign talent to those roles. There are also a number of roles that may need to remain at the holding company level.
How will the new company view the aging employees? Will they put emphasis on training new, younger employees?
As John Wilder said in his talk on February 26, we are being bought partially because of our employees. Management’s view remains that the quality of the workforce is not about its age — it is about individual and aggregate performance.
As a former TXU employee who was outsourced to Shaw, how will this buyout affect the contracts that are in place with Shaw, Capgemini and other companies?
We do not see any changes to those contracts being driven by this pending transaction. Those contracts and relationships are driven by business need and performance. As long as those things are present, the contracts are likely to continue.
Do you perceive any revision to the Capgemini Energy, TXU relationship due to the sale? Will the current contract be honored and will the splitting of the business units affect the contracts ability to support TXU?
At this time, we do not believe this pending transaction will drive any material changes with respect to the CGE contract.
Will ONCOR be a regulated business?
Yes. As a transmission and distribution company, Oncor will remain regulated under state law.
How will the 401k be impacted? Will there be any type of company match in the future?
Currently, matching contributions to Thrift Plan 401(k) accounts are made in the form of TXU stock. Assuming the transaction closes, at the time of its close any TXU shares you hold in your 401(k) account will be cashed out at the per share merger consideration and you will receive the proceeds in your Thrift Plan 401(k) account. However, the method of providing matching contributions following the close of the transaction hasn’t yet been determined. Those details will be communicated to employees as they are available.
I have TXU stock via 401(k). I understand my TXU stock will be distributed to me at $69.25 per share? What date will this take place? Will I be penalized due to this distribution or will I have other alternatives? May I sell my stock prior to the intended distribution date?
Assuming the transaction closes, at the time of its close your TXU shares will be cashed out at the per share merger consideration and you will receive the proceeds in your Thrift Plan 401(k) account. The TXU shares will not be distributed directly to you in the form of cash, so there is no tax penalty associated with the cash out. Prior to that time, subject to the Company’s stock ownership and insider trading policies, you can transfer the stock in your 401(k) account at any time to other investment funds available through the Thrift Plan. Please review the terms of the Thrift Plan before considering that action.
What are KKR and Texas Pacific Group going to do differently that our Senior Leadership Team did not do? How will they ensure that they get a sufficient return on their investment?
KKR and TPG are seeking to purchase TXU because they see great value in the business we are running. They have given no indication of changing how we run the business, other than their stated shift in strategy from a principally coal-based strategy to one that provides a balanced portfolio of power sources.
Mr. Wilder mentioned in the town hall meeting that the switch to private investment isn’t necessarily about cutting costs. Indeed, we should all have an innate sense of fiscal responsibility and desire to continue to achieve the best possible results for the investor (whether public or private). In doing my own homework on the investors, I see KKR often initiates a 100-day plan. While it may be too early to tell, what is the 100-day plan that has been agreed upon by management, KKR and the other private investors? For example, what are you we going to do now to improve margins and productivity that is different from what we are already doing? How does private ownership benefit the average employee more than public ownership? What is the new strategy? What are the specific responsibilities for management of Luminant, Oncor and TXU Energy that KKR and the other investors consider the key accountability indicators and key drivers for success now?
KKR and TPG have not yet worked out that level of detail on their plans for the company going forward. In connection with the transaction, we and the investor group have made public announcements regarding price cuts and price protection benefits to electric customers, strengthening environmental policies, significant investments in alternative energy and instituting corporate policies tied to climate stewardship. We expect that the investor group will look to implement those programs and also to continue much of the great work we have implemented over the last few years.
What is the estimated timeline for TXU Energy employees to move to Irving, TX (COF)?
We anticipate this will happen sometime this summer; however, a specific timeline is not guaranteed.
What is the official date when the names of the two new companies (Luminant and Oncor) will take effect?
The actual date has not yet been finalized, but it will happen quickly, so we can continue to move our businesses forward.
Is there any thought about buying out retirement for those people in the traditional retirement plan? If so, could that include people who have commenced retirement?
There are no plans to change retirement benefits at this time.
What will become of 401K loans and appliance purchase balances?

At the current time, there are no planned changes to these plans’ treatment of outstanding loan balances.
Looks like the media, politicians and activists are all making noise about the proposed merger. Have other larger utilities in the U.S. gone private? Will the buyer negotiate with the affected parties to quell their opposition?
We believe this transaction is good for Texas, for customers in Texas, and for shareholders and employees. We have every confidence that the buyers and TXU management can and will manage the current discussions toward a positive resolution.
Will Luminant Energy remain in EP, or move into another building in the Downtown Dallas area?
This has not yet been finalized, but if Luminant moves, we anticipate that it will still be located in the downtown Dallas area.